EXHIBIT 10.1

Amendment No. 2 to

Consulting Agreement

This Amendment No. 2 (this “Amendment No. 2”) to that certain Consulting Agreement dated June 20, 2006, as amended on December 20, 2006 (as so amended, the “Consulting Agreement”), by and among BioLargo, Inc. (the “Company”, formerly known as NuWay Medical, Inc.) and Kenneth Reay Code (“Code”). Capitalized terms used herein without definitions shall have the same meanings as defined in the Consulting Agreement.

1. The Parties agree that the termination of the Consulting Agreement shall be extended from March 31, 2007 the first to occur of (i) June 30, 2007 or (ii) the date Code and IOWC Technologies, Inc. consummate their sale to the Company, or to any person or entity owning, owned by, controlled by or under control with the Company, of certain assets, including two U.S. patents and related intellectual property.

2. Except as further modified by this Amendment No. 2, the Consulting Agreement is, and remains, in full force and effect in accordance with its terms.

In Witness Whereof, the Parties have executed this Amendment No. 2 as of March 30, 2007.

BIOLARGO, INC.		CONSULTANT

By:	/s/ Dennis Calvert	By:	/s/ Kenneth Reay Code
	Dennis Calvert, President		Kenneth Reay Code